EXHIBIT 99.1

FINAL TRANSCRIPT

ZOLL - Q4 2004 Zoll Medical Earnings Conference Call

CORPORATE PARTICIPANTS

Rick Packer

Zoll Medical - President, CEO

Ernie Whiton

Zoll Medical - CFO

CONFERENCE CALL PARTICIPANTS

Ed Shenkan

Wells Fargo - Analyst

Tim Nelson

Piper Jaffray - Analyst

Lynn Pieper

Thomas Weisel Partners - Analyst

Robert Tashkerian

Kairos Partners - Analyst

Jayson Bedford

Adams Harkness - Analyst

Raymond Myers

Emerging Growth Equities - Analyst

David Zimbalist

Natexis Bleichroeder - Analyst

PRESENTATION

Operator

Good morning and thank you for holding for Zoll Medical’s 2004 fourth-quarter earnings results conference call. I would like to inform all parties that you will be on listen-only until the question-and-answer portion of today’s conference. I would like to also inform all parties that the call is being recorded today. If you have any objections, you may disconnect at this time. I would now like to introduce your host, Mr. Rick Packer, President and Chief Executive Officer. Thank you sir, you may begin.

Rick Packer - Zoll Medical - President, CEO

Thank you. Thank you for joining our call this morning to discuss our Q4 ‘04 results. Ernie Whiton, our CFO joins me and will start by covering our Safe Harbor statement.

Ernie Whiton - Zoll Medical - CFO

Certain statements contained in this conference call, including statements regarding anticipated development of the Company’s business, anticipated growth in the North American EMS market, our anticipated spending levels, anticipated growth in the international market, and the AED market, our outlook for the remainder of the year and future years and other statements contained herein regarding matters that are not historical facts, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to those factors discussed in the section entitled risk factors in the Company’s quarterly report on Form 10-Q filed with the SEC on August 18, 2004, including the future performances of the direct sales operations, as well as uncertainties regarding the market acceptance and profitability of the Zoll AED Plus and AutoPulse product, the length and severity of the current economic slowdown and its impact on capital spending budgets, the reduction in overall capital equipment expenditures in hospital and prehospital markets, the impact of governmental budget restraints on the purpose of capital equipment, the continued war in the Middle East, the impact of the war on terrorism, the integration and successful operation of reviving the business, the potential disruption in the transportation industry and the Company’s supply chain and product distribution channels and the desire or ability of other parties to purchase the Company’s products.

Rick Packer - Zoll Medical - President, CEO

All right. I thank you for that Ernie. I will start with remarks on the quarter, the year, and our outlook. Ernie will discuss our financials, then we’ll take your questions. As we covered some of this 4 weeks ago, I’ll attempt not to cover old ground again. But feel free to ask questions if I need to review something. Overall, this year’s story remains consistent. We achieved good growth in this year at 15 percent, but not what we had planned on. We added significant expenses during the year, as planned, to build distribution and R&D. Our revenue shortfall, combined with these higher expense investments, yielded disappointing bottom-line results in ‘04. As we move to ‘05, we intend to turn that equation around, so we will invest much less in expense growth, again achieve decent revenue growth, which will yield much improved bottom-line results and get us back on track for good longer-term improvement and profitability. This is our outlook.

Now, let’s look at Q4 by market. Once again, our hospital business led the way. We continue to benefit from some strong military orders, but even without military, sales to North American hospitals grew almost 20 percent. Our sales force continues to do a good job here, leveraging the strength of the M Series. We standardized a number of large, competitive accounts to Zoll during the quarter, including Brigham and Women’s Hospital here in Boston, the Baptist Health System, consisting of 16 facilities in Tennessee and Mississippi, based in Memphis, the Community Health Network in Indiana, Winthrop Hospital in New York, and a big win in Canada, standardizing the Health Science center in Winnipeg, the leading teaching facility in that part of Canada. We see a reasonable spending environment in the hospitals right now and a continued interest in improving the resuscitation outcomes. In prehospitals, our results were again disappointing. We made progress in AEDs, which I’ll cover in a moment. But again, we failed to post any real growth in EMS. Although we had a nice win in the standardization of Mobile, Alabama’s fire department on the M Series, we continue to experience slow results in this market. We’ve changed leadership and structure of the EMS team during the latter half of 2004. We have also reduced this team’s role in AED sales to allow greater focus on core EMS accounts. We believe these changes, along with eventual improvement in spending will allow us to get back on a growth track in this market.

In international, results have been very disappointing. Our sales were down during the year, primarily due to poor performance in Europe. Europe’s shortfall was compounded by our inability to get significant growth out of new areas for Zoll, such as India and China. In other words, we did not achieve enough outstanding performances to help offset our weaknesses. As to fixing this during the year, we did rework our leadership in Europe. We also recently hired a new UK sales manager who will start December 1st to help us get that subsidiary back on track. We will get more focus in Asia, as that manager returns from his temporary assignment, helping out in the UK. We also added marketing resources during the year, throughout International, to help leverage our selling efforts. So while results have been poor and regaining momentum takes time, we are seeing some signs of progress.

We won two new hospitals in the UK, Royal Gwent (ph) and Grenegi Skunthor (ph). The hospital market is a key market towards regaining momentum in the United Kingdom. Our Indian operation landed our first Zoll sale in Nepal with 25 M Series going to Eunice E Hospital. And AED progress was good with growth over 60 percent for the year across the international markets.

Turning to the AED business, this is truly a bright spot during the year. We aimed for 50 percent growth and achieved over 60 percent. Of the 8.8 million we did this past quarter, the breakout is as follows — 20 percent went to the hospital market, about 30 percent to EMS here in the United States, 30 percent — or North America — 30 percent to North American PAD and 15 percent to International. So hospital was high this quarter. We sold over 500 units to the U.S. military for deployment in Iraq and took another 150 units from our competition that will be deployed to U.S. military bases around the world. We’re also seeing some more sizable deals coming in the corporate market, as we standardize KCI, the bed manufacturer for about 150 units, to cover all of their corporate facilities and Vulcan Materials, a large chemical company for about 250 units. These represent some of our largest corporate wins to-date. This is very good progress for us.

Now, let me provide a quick update on Revivant and AutoPulse. In Q4, under Revivant as a stand-alone, they sold over 120 units for just under $1.8 million. This is a little short of their $1.9 million goal, which they attributed to some sales force distraction as the acquisition grew near and a few delays in Florida as EMS services focused on the hurricanes. Overall, we were happy with the result. Significantly, the first large metropolitan service in Washington D.C. standardized on the AutoPulse with a purchase of 20 units. Also, the standardization of Collier County in Florida, the County covered — that Naples is in, was completed — the standardization was completed with the purchase of an additional 20 units. So the AutoPulse is now beginning to gain traction in bigger services as well as the smaller services Revivant had been successful with to-date. We are now in the midst of integration absorbing Revivant into Zoll. We have taken on 17 of their best sales resources and have deployed them to push the AutoPulse and the rest of the Zoll business. Sunnyvale is ramping production with the initial units to support our global sales force completing production this week. All salespeople in the hospital and EMS markets are trained and are beginning their selling efforts. Clinical data is moving forward. Those of you that were at AHA this week should have seen the first information on the Mechanism of Action for the AutoPulse. This information shows that the AutoPulse performs CPR and creates blood flow in a manner that can’t be accomplished by compressing the sternum either manually or with a piston. So we remain very excited about the AutoPulse.

Now, turning to 2005, we’ve highlighted some concerns with the international performance and the AutoPulse integration that cause us to provide conservative guidance. Ernie will take you through the details in a moment. But stepping back, there’s another factor that’s at work here. When we look at the end of the quarter execution by our factory, it is clear that we as we continue to grow and the shipping time available remains fixed, our ability to ship all the orders we want to that come in on the last couple days of the quarter will decline and our risk of missing our targets will increase. This was what we saw in Q4 and we’re not happy with the miss. Therefore, in order to reduce our risk profile and increase our predictability, we would like to take that factor out of the equation. In order to do so, we believe we need to build a permanent backlog that is always there at the end of each quarter. This will essentially separate the last orders that come in from those that need to go out. Now this will not happen overnight, but during 2005 we intend to start this process and to the extent we implement this change to our business model, we will take our shipment growth rate down a little bit. This is another reason for our guidances being adjusted a bit. To provide visibility to this change so you can factor it into your understanding of Zoll, we will begin publishing our backlog. You will see this in our 10-K filing first and we will begin adding it to our press releases, starting with Q1. Typically, we have backlog coming out of Q4, which we do this year, that goes to essentially zero in Q1 and Q2. This year, if things progress on plan, you will see us build some backlog in Q2 and Q3 and it will be the start of this change to our business model. So factoring in a desire to build some backlog and reduce our risk profile, a more conservative approach in International, especially early in the year, and a better understanding of the likely effect of the Revivant acquisition in these early days, we have an EPS range of $1.35 to $1.55, which would yield a good recovery from our ‘04 results, get us back on track, and put us in a position to continue to make progress in ‘06 and beyond. Now I will turn the call over to Ernie for his additions.

Ernie Whiton - Zoll Medical - CFO

Thanks Rick. Our balance sheet remains in very good shape. We finished Q4 with $59 million in combined cash and short-term investments. During Q4, we generated more than $10 million in positive cash flow from operations. For the full-year, we generated approximately $15 million in positive cash flow from operations. Our DSO’s decreased from 86 days at the end of last year and 85 days at the end of last quarter to 82 days at the end of fiscal year ‘04. So we’re now at — certainly at the low end of the range that we’ve typically provided to you.

Inventory turnover improved to 3.1 times from 2.4 times a year ago. The improvement reflected both a focused effort on reducing inventory levels and the fact that we had to ship more products this quarter, as previously discussed, due to the high mix of low-parameter hospital product ordered in Q4.

With respect to the P&L, as we discussed in our press release, we ended the quarter with about $2.5 million of orders which we had planned to ship, but were unable to ship due to the unanticipated mix of low-parameter hospital devices that were ordered in Q4. As a result, this amount was included in our ending backlog. Furthermore, because of this heavy mix of low-parameter hospital orders, our gross margin were about two points lower than we would have otherwise expected. With our operating expenses essentially dialed-in by the end of the quarter, the incremental impact of this revenue in gross margin effect dropped straight to the bottom-line. With respect to Q4 operating expenses, selling and marketing, R&D, and G&A all increased as a percentage of sales as compared to prior year. This reflects the significant increase earlier in the year in the number of salespeople. It also reflects significant additional spending in R&D to support our programs. Sequentially, as compared to Q3, G&A expenses increased just over $350,000, reflecting increased Sarbanes-Oxley costs that might add some structure support, insurance and other costs.

Our tax rate for the year ended up at 30 percent, instead of the 33 percent we had expected previously. This resulted as our R&D credits and export tax incentives were applied to the lower-than-anticipated income before tax. More specifically, our extraterritorial income or ETI exclusion on our tax return, turned out to be higher than we had previously anticipated. This was good news, and we see an ability to carry some of this positive impact forward. We anticipate our tax rate in fiscal 2005 to approximate 32 percent or a little bit better than we have been running over the past couple of years.

Looking forward to fiscal 2005, we do see some transitional issues with respect to Revivant and our international business which will particularly affect the first half of the year, as Rick discussed. Let me review our guidance for revenue, gross margin, operating expenses and EPS and put this in perspective. I’ll start with revenues. With respect our core revenue growth, we said previously that we expected mid-to-high teen growth. We are now adjusting this to mid-to-teen growth, reflecting our international outlook, which I will discuss in more detail in a moment. This also reflects a desire to build a minimum backlog over time, as Rick discussed. In the North American hospital market, we previously gave guidance of midteens growth without the military. We see no change here. We continue to expect U.S. military revenue of $10 million or so. This is unchanged as well, versus our previous guidance. In the prehospital market, we previously forecasted mid-30 percent growth and we are not changing this estimate. With respect to International, we previously estimated around 20 percent growth and are now lowering this to 15 percent or so. This reflects the fact that we have made changes to our management team, particularly in Europe, and believe it will take us a little while to regain our traction here. We expect to see improvement here in the second half of 2005. Our previous gross margin estimate was approximately 58 percent. We continue to believe we can achieve this in fiscal 2005. With respect to operating expense growth, we previously stated that with respect to the core business, we expected this to be modest. We continue to expect our core operating expense growth to be modest — under 10 percent. However, as we integrate Revivant, we do expect to experience some transitional issues, particularly in the first half of 2005. This could manifest itself in modestly higher Revivant operating expenses, or slightly lower revenue, as our worldwide sales force becomes trained on the new AutoPulse product and balances the process of managing selling activities of the AutoPulse and our other products. Our previous estimate of these expenses was $9 million or so. We now believe they may approximate $10 million or so. So in effect, we see the potential for an additional $1 million of operating expenses — again, weighted towards the first half of 2005 — reflecting the affect of the Revivant acquisition.

With respect to return on sales, we do anticipate improvement of a couple of points or so over 2004. So if we look at our four quarters of fiscal 2005, we believe this guidance would manifest itself in estimates by quarter at the low range of 15 cents for Q1, 15 cents for Q2, 40 cents for Q3 and 65 cents for Q4. At the high range, this could look like 15 cents in Q1, 15 cents in Q2, 47 cents in Q3 and 76 cents in Q4. While this guidance reflects a more conservative outlook for the first half, due to the factors we discussed, it does not reflect the full impact of a recovery in the U.S. EMS market during the second half of 2005, should this occur. This could be a source of upside late in the year.

In 2006, we see significant opportunities for revenue growth and operating leverage as Revivant gains traction, International and U.S. EMS turnaround, and the worldwide AED market continues to grow. And we continue to constrain our expense growth. Now I will turn the discussion back to you Rick.

Rick Packer - Zoll Medical - President, CEO

Thank you Ernie. We will now turn to questions-and-answers. Melissa, if you would please moderate.

QUESTION AND ANSWER

Operator

(Operator Instructions). Ed Shenkan.

Ed Shenkan - Wells Fargo - Analyst

I would like to just repeat the EPS guidance — it went kind of quick — the breakout by quarter, if you could?

Ernie Whiton - Zoll Medical - CFO

Sure — at the low end of the range, I provided 15 cents for Q1, 15 cents for Q2, 40 cents for Q3, and 65 cents for Q4. At the high end of the range, this could look like 15 cents in Q1, 15 cents in Q2, 47 cents in Q3, and 76 cents in Q4.

Ed Shenkan - Wells Fargo - Analyst

So Ernie, when you say 15 or 15 in the first quarter and the second-quarter, you didn’t give yourself much wiggle room there. Am I hearing that right or not?

Ernie Whiton - Zoll Medical - CFO

That is our —

Ed Shenkan - Wells Fargo - Analyst

So, you’re guiding to 15 cents in the first quarter and you’re guiding to 15 cents in the second quarter?

Ernie Whiton - Zoll Medical - CFO

That’s correct.

Ed Shenkan - Wells Fargo - Analyst

Okay. And could you tell us what you’re expecting for the revenues to do in the December quarter, compared to September quarter that you just announced?

Ernie Whiton - Zoll Medical - CFO

I think that revenues in the first quarter will be relatively flat with the fourth quarter and then, move upward as we move through the course of the year.

Ed Shenkan - Wells Fargo - Analyst

So, you’re not expecting a significant decline then, in the December quarter, on your revenue base?

Ernie Whiton - Zoll Medical - CFO

No, and I think, clearly, we came up short in the September quarter because we didn’t get everything out that we had anticipated. So the comparison against Q4, heading into Q1 should be a little bit easier than traditionally.

Ed Shenkan - Wells Fargo - Analyst

Okay, and the gross margin — how quickly do you expect it to recover? In other words, the December quarter — will we get back to the 57 percent or mid-56 percent? Where do you expect it to bounce back to right away?

Ernie Whiton - Zoll Medical - CFO

I think they’ll recover pretty quickly.

Ed Shenkan - Wells Fargo - Analyst

Okay. And the tax rate for 2005 — could we estimate 32 percent each quarter or is it going to slowly go up? Or how we model it?

Ernie Whiton - Zoll Medical - CFO

I think it may be slightly lower in the first quarter and then a little bit higher in the back half of the year. But I think over the course of the year, we’ll come out about 32 percent.

Ed Shenkan - Wells Fargo - Analyst

That’s helpful. And the other income line — where do you — where should we model that going forward?

Ernie Whiton - Zoll Medical - CFO

I would keep that relatively modest — in the range of a couple of hundred thousand dollars, perhaps.

Ed Shenkan - Wells Fargo - Analyst

To make a couple hundred thousand dollars or —?

Ernie Whiton - Zoll Medical - CFO

Yes, somewhere in the 1 to $200,000 range.

Ed Shenkan - Wells Fargo - Analyst

Okay.

Ernie Whiton - Zoll Medical - CFO

We’re not particularly aggressive on the returns on our excess cash.

Ed Shenkan - Wells Fargo - Analyst

Okay. And if I may, on Revivant, I think you said 120 units in the recent quarter. What’s your goal for the next quarter? And then, if you could, look out further than that. And is there any breakout you could give us — you know, the goal outside the U.S. versus inside the U.S.? How quick is the international rollout going to happen? I think there weren’t any international sales in the September quarter. Is that right?

Rick Packer - Zoll Medical - President, CEO

There were none in the September quarter. We’re aiming for 13 to 15 million for the year for the AutoPulse. We’re not really right now breaking it out — it’s early days, so — by quarter. The salespeople internationally have been trained. They were trained at the sales meeting. They are receiving English language demo equipment, which is good enough to show. Languages will begin to come online this quarter, but I would suspect that 90 percent of our effort this year will be domestic.

Ed Shenkan - Wells Fargo - Analyst

Okay, as far as changes for the guidelines for CPR and cardiovascular emergency care, you’ve profile that that might occur, but that would be positive for your line of AEDs. Can you just tell us again what you would expect — when this might occur and what impact you’d expect from the business?

Rick Packer - Zoll Medical - President, CEO

Well, I think this is a big change in the marketplace and it’s not just an AED issue, but it really gets to the Revivant and our whole thrust in resuscitation. Our best view is towards the latter part of ‘05. The AHA will make these decisions. As we talked about before, I think they’re in detailed discussions as to how to describe this change of doing CPR on some patients before you shock. The data continues to be clearer and clearer that that’s a beneficial thing. So these things take time to get into the marketplace. The people in the know start moving in advance. We’ve previously described a number of large cities here in the United States that have already changed their protocol. So it’s already getting into the understanding in the marketplace. But really, the official AHA stuff will come out at the latter part of next year.

Ed Shenkan - Wells Fargo - Analyst

Okay. Thanks very much. No further questions. I’ll get back in queue.

Operator

Tim Nelson, Piper Jaffray.

Tim Nelson - Piper Jaffray - Analyst

Hi guys. Could you characterize the — you talked a lot about the variability in your guidance on the bottom-line. On the topline, what are the big risk factors? I’m sure there’s an equivalent spread in your expectations for revenue for 2005. What are the main risk factors as you look at that?

Rick Packer - Zoll Medical - President, CEO

Well, I think a big risk factor is — or a risk factor is when you start something new, you can’t be sure of what the impact’s going to be, right? So we have this AutoPulse product that we’re counting on 13 to $15 million of revenue from, and that’s one part of the equation. But you also know that that’s going through a sales force that needs to sell $220 million of defibs or whatever during the course of the year. Not all of the sales force has this, of course. The AED people don’t — but the professional sales force. And if the sales force gets so excited about the AutoPulse that they forget about defibs, that’s not a good thing. If they don’t get excited about the AutoPulse, that’s not a good thing. So there’s a certain amount of uncertainty in that and a certain amount of risk there. I think International, as we’ve talked about — there’s risk there. We have taken a big step back in International for the first time in Company’s history. So we don’t have a bunch of experience base, as to how quickly we can get that turned around and righted and move forward. All of the leading indicators look good, but we still have to do that. We’ve never done that before. I think EMS — we’re pretty modest in our expectations, so I don’t think that has huge risk for us. As a matter of fact, we think that that’s potential upside.

Tim Nelson - Piper Jaffray - Analyst

Is there a big opportunity for the AutoPulse in the hospital market or is it primarily a prehospitals EMS sale?

Rick Packer - Zoll Medical - President, CEO

I believe that when all is said and done and CPR technology moves into the marketplace, there will be as much used in the hospital as in the prehospital. The initial efforts by Revivant were heavily-weighted to the EMS market, because their sales force was just more inclined that way. It’s an easier place to get in to see people. The sales process is somewhat less complex than a big hospital. So I think starting out, we’re going to be more weighted towards the EMS marketplace. But there’s no doubt in my mind that this is as critical in the hospital marketplace as it is in the ambulance marketplace.

Tim Nelson - Piper Jaffray - Analyst

So your near 13 to 15 million sales, at least for the first year, obviously was just primarily an EMS opportunity?

Rick Packer - Zoll Medical - President, CEO

It is. That’s where the momentum is, so as we pick up Revivant’s efforts, that’s where there is more pipeline in the hospital. And so, I think our results will be skewed heavily towards the EMS marketplace.

Tim Nelson - Piper Jaffray - Analyst

And a couple of other questions. On the hospital sales for the quarter, we know there’s a lower parameter of mix in this quarter. Do you see that as an ongoing artifact going forward given the standardization efforts that are a bigger component of your sales?

Rick Packer - Zoll Medical - President, CEO

I think we had a couple of really nice things — Brigham & Women’s is a really big hospital that drove that down. I think that we don’t see that in the pipeline going forward. And we expect that to bounce back.

Tim Nelson - Piper Jaffray - Analyst

Okay. In a comment in your press release, you talked about how excited you are about the pipeline — your product pipeline. Other than AutoPulse, can you tell us what else is coming that gives you that excitement?

Rick Packer - Zoll Medical - President, CEO

Well, I think it’s AutoPulse. It’s also the power infusure (sic) — Power Infuser and getting that into the international military markets. We have been spending on R&D. And we anticipate that eventually, we’ll start rolling out some new defibs, but it’s nothing that we’ve disclosed at this point.

Tim Nelson - Piper Jaffray - Analyst

Okay, and the last question I promise. The timing of the military orders - $10 million next year - when do you expect them - on quarters?

Rick Packer - Zoll Medical - President, CEO

Well we think that that’s going to be relatively spread across the year. This is - if you recall, we had a baseline of military business, let’s say, around $5 million a year that came from all sorts of various sources. That ramped up heavily, due to the PMI contract. And our belief is, the PMI contract opened up all three services or four services for us, as opposed to just our strength in the Navy and early penetration in the Air Force. And as a result of that, we’re seeing benefits. For example - I’m not sure we would have gotten those AEDs into Iraq, if we didn’t have stronger relationships throughout the military. So we think that our baseline business is going to move up to around 10 million, but we’re going to be without that big PMI contract. So we see it essentially, we modeled it across the year. Some quarters will be heavier than others, but there isn’t anything specific that we’re modeling at this point.

Operator

Lynn Pieper, Thomas Weisel Partners.

Lynn Pieper - Thomas Weisel Partners - Analyst

Just a couple quick questions. Did you say what your military sales were in the quarter?

Rick Packer - Zoll Medical - President, CEO

I don’t think we did. Do we have an approximation there?

Ernie Whiton - Zoll Medical - CFO

Yeah, they were -

Rick Packer - Zoll Medical - President, CEO

Ernie’s going to the micro-type here.

Ernie Whiton - Zoll Medical - CFO

Including Infusion, they were just over $5 million throughout - about 5 million.

Lynn Pieper - Thomas Weisel Partners - Analyst

Great, thanks. And then, can you talk a little bit about just what you’re seeing in the public access marketplace? Your sales continue to be real strong. Do you think market is growing faster than you thought or do you think you’re taking share?

Rick Packer - Zoll Medical - President, CEO

I think it’s pretty clear that we’re taking share. My sense is that this year in ‘04, the market actually grew less than we anticipated it to do. That’s based on the results that we’re seeing with Cardiac Science has slowed down a little bit. We’ve just seen CardioAccess go bankrupt.

And what we’re able to glean out of our friends in Andover and Seattle, we think we came into this year thinking that it was a 30 percent growth market. We think it’s a little bit less than that based on what other people are saying, as well.

The municipal spending here in the United States has been less robust this year than in previous years. So we think that has taken a little steam out of the market. Having said that, we also believe that there’s an awful lot of grant money in the pipeline - homeland security, those kinds of things - that are working through the system.

So we’re pretty optimistic about that marketplace, and that it will bounce back and that the big corporations are really beginning to get into this. Cardiac Science has a better view of this, probably, than we do. As I pointed out, I think we’re just beginning to get our nose under that tent.

So I think - we grew 60 percent, the market grew 30 percent. We’re taking some pretty good market share.

Lynn Pieper - Thomas Weisel Partners - Analyst

Okay. And then switching to - I guess one other thing on that - Where are ASPs right now in public access?

Rick Packer - Zoll Medical - President, CEO

I think our ASPs are a little bit lower than the rest of the other organizations because we don’t have that kind of high-end mix. Our product line is still developing. Other folks have AEDs that they can sell for $2,500. We don’t have that yet. But generally, across the industry, I’d say that the ASPs all mixed together are under 2,000 now.

Lynn Pieper - Thomas Weisel Partners - Analyst

Okay, great. And then just lastly on the gross margin, I just want to make sure I understand correctly. I think you reiterated 58 percent gross margin guidance for next year. And thinking about AutoPulse starting to contribute and assuming we’ll have a little bit of a weaker gross margin out of the gate as you ramp up, and also starting to build a backlog, (technical difficulty) that will put a little bit of pressure on your gross margin - what’s bumping up your gross margin for next year that you’re keeping your guidance (technical difficulty) in line?

Rick Packer - Zoll Medical - President, CEO

Let me answer your question in the pieces as you’ve asked. The building of the backlog shouldn’t have any real impact on the gross margins - maybe a tiny bit, but not significant. We’ll still get the same factory absorption. So I don’t see that as huge.

The Revivant product - the margins there should ramp up a little bit. They have put a major focus, and are continuing to put a major focus on bringing the cost of the product down. So there is some possibility for a little bit of a ramp there.

We have put a lot of emphasis on reducing the cost of our defibrillators and our AEDs. And I think we’ve seen the benefit of that. And I think what you saw in Q4 was a lower-than-anticipated gross margin because of mix. And I don’t think that - that should go away pretty quickly as we move into 2005.

And then the other impact is international starts to come back and show the kind of growth that we expect that it should - that would put a little bit lower pressure on gross margins through the mix.

Lynn Pieper - Thomas Weisel Partners - Analyst

Okay.

Rick Packer - Zoll Medical - President, CEO

But overall, as I look forward, I think 58 percent is pretty reasonable. And I think we’ll see a bump off (ph) Q4, and then maybe a slight tilt upward over the course of the year.

Operator

Robert Tashkerian (ph), Kairos Partners.

Robert Tashkerian - Kairos Partners - Analyst

A couple of quick questions. The challenges you’re having in the EMS environment - how much of that would you attribute to just structural spending and how much of that might be new competition in the form of the Philips MRx and other things?

Rick Packer - Zoll Medical - President, CEO

Well, having Philips in a soft market certainly doesn’t help. There are probably some customers that are pretty loyal to Physio that are right to make a leap away from Physio. And in the old days, they would - the only option was us. Now, they can go to Philips.

As we track our business, there isn’t anything that we see that we lost to Philips that we expected to get as defined by our salespeople. So it’s not any head-to-head stuff. But there might be some stuff that would have been an opportunity for us to take away from Physio that - because they were keen on an MRx, we might not have been able to.

Having said that, the early penetration of the MRx into EMS seems to have slowed down. There are not - I talked about some early big facilities services that went with the MRx that seems to be a little bit quieter now.

I think more of the problem is really just spending in that environment, in a conservative spending environment with fewer services able to make a complete change. It’s harder for us to get penetration and harder for us to gain market share. We also think that perhaps putting some of AED responsibility into that team to allow them to go after police, for example, may have taken our eye off the EMS ball. And so we’ve adjusted that during the latter half of this year. And were very optimistic that if spending begins to come back, our sales force is focused in the right areas, stronger and bigger than it was when the market began to go soft. And we’re positioned pretty well.

Robert Tashkerian - Kairos Partners - Analyst

Okay. Second question is - refresh my memory, please. You have a relationship with GE Medical Systems for distribution of AEDs into physicians’ offices. I’m not sure if that’s still accurate or how long that goes. And the question is, as Cardiac Science just announced that GE will distribute their AEDs into hospitals, which I know is not a huge part of your business - I’m almost more thinking about GE starting in a relationship with Cardiac Science. Could you just help me understand that scene a little better?

Rick Packer - Zoll Medical - President, CEO

Yes, well, GE has had a relationship with Cardiac Science. GE gets product from various places. The first relationship between GE and AED is the Zoll relationship.

The selling into doctors’ office continues. We’re doing well there. The relationship between Cardiac Science and GE dates back a ways. Cardiac Science gave GE their product for some international markets that we didn’t think GE could help us in. They also got into this agreement to build a crash cart defibrillator later, which they announced and should have been out by now. But we haven’t seen any evidence of it. And I think the latest thing is having GE carried into hospitals.

We don’t think there’s going to be a whole lot of traction there. There’s not a lot of product that’s sold into hospitals for AEDs. It’s small potatoes. So it’s not our biggest concern. Our concern continues to be trying to gain traction against Physio-Control and Philips.

Operator

Jayson Bedford, Adams Harkness.

Jayson Bedford - Adams Harkness - Analyst

A few quick questions for you. Ernie, the mid to teens revenue growth for fiscal ‘05 - is that 10 to 15? Is that 13 to 15 percent growth? I didn’t understand the mid to teens.

Ernie Whiton - Zoll Medical - CFO

Midteens would be -

Jayson Bedford - Adams Harkness - Analyst

Oh, midteens. Okay.

Ernie Whiton - Zoll Medical - CFO

Yes, just slightly less than what it was. I think before, we said mid to high teens. And now I’m tilting towards the midteens. I don’t view 10 as a teen. I view - teens start at 13 and -

Jayson Bedford - Adams Harkness - Analyst

That’s fine. I didn’t realize it was midteens.

Ernie Whiton - Zoll Medical - CFO

(multiple speakers) more in the 13, 15 range - probably closer to 15.

Jayson Bedford - Adams Harkness - Analyst

Okay, and then can you just break out the AED sales again through hospital, through international? I’m missing 5 percent for some reason.

Rick Packer - Zoll Medical - President, CEO

Let’s see. Hospital did about 20 percent. EMS did 35 percent out. North American PAD did about 30 percent. And international did about 15 percent.

Jayson Bedford - Adams Harkness - Analyst

Okay, perfect. I missed the 35 of EMS. And then just more on a forward-looking - I have - if you back out PAD sales in the prehospital, essentially PAD sales were flat year over year. And you’re still implying 30 percent growth going into next year. Where does the confidence come in that growth rate?

Rick Packer - Zoll Medical - President, CEO

Run that by me again - ?

Jayson Bedford - Adams Harkness - Analyst

Sure. Just the prehospital market - you talked about 30 percent growth for fiscal ‘05, I believe. And I am just wondering where does the confidence in that growth rate stem from?

Rick Packer - Zoll Medical - President, CEO

Well, we believe that we are going to get some EMS growth. And we are going to continue to get good growth out of our AED’s.

Jayson Bedford - Adams Harkness - Analyst

Okay. Is it contingent on spending picking up in a certain quarter? Is it just a backlog you’re seeing that gives you that confidence?

Rick Packer - Zoll Medical - President, CEO

In EMS, you mean - ?

Jayson Bedford - Adams Harkness - Analyst

Yes.

Ernie Whiton - Zoll Medical - CFO

Let’s be clear. Prehospital includes EMS. It includes our public safety and alternative distribution sales of AEDs, which has been growing substantially higher than midteens. And it includes some software. So there’s a mix of things in there, only one element of which has been the soft EMS professional market.

Jayson Bedford - Adams Harkness - Analyst

Okay. That’s fair. And then the last question - I didn’t quite understand the manufacturing issues at the end of the quarter. Can you just explain what is going on and what’s the correction there?

Rick Packer - Zoll Medical - President, CEO

Well, what happens here is that we have a hockey stick, as do all capital equipment companies. A lot of our orders come in the last few days of the quarter. And there is a fixed period of time from when the order stop coming in Friday night to when the shipments need to be completed.

When we’re $100 million of revenue, or $25 million in a quarter, getting those last orders out over the course of Saturday and Sunday is a manageable task, and we have done it for many years. But as we grow beyond $200 million, you now need to get the last portions of 50 or $60 million a quarter out during that same period of time of Saturday and Sunday.

So the task is growing, but the time is not. And to the extent that we don’t get that done, we have the problem that we had in Q4 where not everything that we intended to ship got out the door. And it’s a simple math equation, meaning that the Company has grown beyond the time available to ship every last thing.

So in order to deal with that, and the way most capital equipment companies deal with that, is they have a backlog that is essentially a permanent backlog. It’s a backlog that they can’t get to to ship. They don’t go into it assuming that every last order is going to go out the door, because they know that there isn’t enough time to execute that.

And so what we’ve done is our backlog typically in Q2, Q3, is literally zero, or it’s tiny, small little amounts. What we’re now saying is that we have got to build that kind of permanent backlog which will create a buffer between the orders coming in on Friday and what the factory needs to get out, and take the factory’s risk way down. And lower that risk in our risk profile. I mean, we’ll still have the risk that orders don’t come in as robustly as we expect them to. And that last stuff on Friday night still won’t be able to go out. That risk will still be with us. This is trying to mitigate the execution in the factory.

Jayson Bedford - Adams Harkness - Analyst

Okay, that’s fair. Last question - just can you update us on the sales force - the size of the sales force, and then any potential additions going forward?

Rick Packer - Zoll Medical - President, CEO

Yes, we have - let’s see - somewhat over 60 people in the hospital, because we’ve rolled in AutoPulse specialists and people to focus on the AutoPulse. The EMS sales force is still around 60 or so. We have about 30 or so people banging on the AED marketplace here in the United States. And there is no real change to our international sales force.

Jayson Bedford - Adams Harkness - Analyst

How big is that; sorry?

Rick Packer - Zoll Medical - President, CEO

There are about 35 people in international.

Operator

Raymond Myers, Emerging Growth Equities.

Raymond Myers - Emerging Growth Equities - Analyst

Thank you. Ernie, I was just a little bit confused about your operating expense guidance. You said that, for one thing, the Revivant expense might go from 9 million to 10 million next year. But you also combined that with a discussion about maybe a less than 10 percent increase in the base operating expense. So that left me a little confused as to whether the 9 to 10 million includes the core operating expense growth, or is that incremental?

Ernie Whiton - Zoll Medical - CFO

It’s incremental.

Raymond Myers - Emerging Growth Equities - Analyst

So can you just give us a - some guidance in what first-quarter operating expense is likely to be?

Ernie Whiton - Zoll Medical - CFO

I think you’ll see an increase in the first-quarter operating expenses as we pick up Revivant and dial in their run rate. I provided some caution in the guidance that as we integrate Revivant, there will likely be some transitional issues that could manifest themselves in a little bit more expense as we take on the task of training the worldwide sales force on the Revivant product and get out ourselves up to speed in terms of the appropriate balancing of managing sales force activities between selling the Revivant product and the rest of our products. And then, so the Revivant gets dialed into Q1. And then as you look across the rest of the year, you really don’t have huge increases. Things may go up a little bit sequentially each quarter, but not a huge amount.

Raymond Myers - Emerging Growth Equities - Analyst

Okay, so it’s - even with all these transitional issues, you won’t have higher expense in Q1 than you would have in Q2 or Q3?

Ernie Whiton - Zoll Medical - CFO

I don’t think so.

Raymond Myers - Emerging Growth Equities - Analyst

Okay. What was your sales forecast - or what was your sales for Infusion Dynamics in the quarter?

Ernie Whiton - Zoll Medical - CFO

We don’t break that out. That’s part of our military business. We don’t break that out.

Raymond Myers - Emerging Growth Equities - Analyst

Okay. It would just seem that that 15 cents for both first quarter and second quarter - I would imagine second quarter ought to be higher income than first quarter. Are you just being conservative there, or is there something else driving why it’s flat?

Ernie Whiton - Zoll Medical - CFO

I think what we’re trying to do is - obviously, we weren’t happy with our performance in Q4. We’re trying to look forward and take into account the transitional issues that we talked about with Revivant and international. We will have the backlog coming on in Q4 to support Q1. So we’re really trying to set ourselves up not to have the kind of operational experience that we saw in Q4 going forward. And as Rick said, our plan is over the course of 2005 to start to build that backlog.

Raymond Myers - Emerging Growth Equities - Analyst

Okay, good. Your cash investments were up nearly $10 million in the fourth quarter, which was pretty nice to see.

Ernie Whiton - Zoll Medical - CFO

Thanks for noticing that.

Raymond Myers - Emerging Growth Equities - Analyst

Yes, well, some of it’s pretty good actually. But that was driven by a $5.8 million reduction in inventory, a $1.8 million increase in payables, and a $600,000 reduction in receivables. All of this is moving in the right direction, and to a surprising degree.

First, is it sustainable? And why is all this moving in the positive cash flow direction?

Ernie Whiton- Zoll Medical - CFO

I believe that the DSOs are at the low end of the range. So we’ve been tracking in the mid-80s. I think the historical guidance we’ve given has been mid-80s to mid-90s to give ourselves a little bit of wiggle room. But we work hard to keep those things under control. So the DSOs are at the low end of the range.

With respect to inventory, I think once we got to the point where we started to feel comfortable that we had our DSO act together if you will, we started to turn our attention on inventory and try and squeeze as much cash out of that as we could reasonably do without jeopardizing the business. And we are now working hard to not have a whole lot of excess cash in inventory beyond what we need to support the business. So now, inventory was probably a little lower, because we ended up shipping - because of the next issue of the hospital orders in Q4. So that may not be quite as sustainable, although it will continue to get a lot of focus going forward.

Rick Packer - Zoll Medical - President, CEO

Yes, this is something we’re just pushing on, Ray, because we know we have some Revivant payments that are being made that will draw our cash down. A strong cash position, I think, has always been a strength of Zoll. And it’s one of the things that makes us an attractive partner to people like Revivant and some of the other technologies out there. So it is something that we’re paying more attention to than perhaps we did 3 or 4 years ago.

Raymond Myers - Emerging Growth Equities - Analyst

Well, good - keep that up. You know, I’m sure when I go through my model, I may have the more detailed questions, but not a whole lot now other than maybe - the high end of your range, if you total it up, comes out to $1.53, not $1.55. Am I being nitpicky there, or - ?

Rick Packer - Zoll Medical - President, CEO

Yes.

Raymond Myers - Emerging Growth Equities - Analyst

All right, I’ll leave it at that. Thank you. And good luck in 2005.

Rick Packer - Zoll Medical - President, CEO

I think we have time for one more question if there is one.

Operator

David Zimbalist, Natexis Bleichroeder.

David Zimbalist - Natexis Bleichroeder - Analyst

Just a question. First of all, a clarification - you mentioned the hospital sales force is up over 60, and you incorporated the increased - the salespeople from Revivant in there. I’m just a little confused. I thought Revivant was largely being considered EMS.

Rick Packer - Zoll Medical - President, CEO

No, the opportunity is equal in both markets - the sales, because there is more momentum in EMS, will be weighted towards EMS this year. But since the opportunity is as great in the hospital, it’s actually the hospital that needs a little more help right now. So if anything, we’re going to overweight our efforts in the hospital to get that pipeline moving and to move that forward.

David Zimbalist - Natexis Bleichroeder - Analyst

So some of the issue that you’re re-jiggering (ph) some of those 17 salespeople away from EMS market attention towards hospital?

Rick Packer - Zoll Medical - President, CEO

Yes. That’s right.

David Zimbalist - Natexis Bleichroeder - Analyst

Okay. Second, you say you talked about hospital growth in 2005 sort of continuing apace. And I’m just kind of curious if that, excluding the military of course - given the number of large hospital wins that you had this year, are you setting yourself up against a very tough comparison? Or do you have a real pipeline of additional hospital conversions that you expect?

Rick Packer - Zoll Medical - President, CEO

There is a pipeline of additional hospital conversions that we expect. I think just as a bit of perspective, when the M Series came out in ‘98, we were number 3 in the hospital market. Now, we believe we’re number 1 in the hospital market. So kind of year over year, we have shown the ability to build off of strong numbers to convert more hospitals.

Brigham and Women’s, for example, is a redo. We sold to them 6 years, 7 years ago - our previous generation of product. So that - as we go through this and build our strength, we get the repeat business from customers that are already in the Zoll category. And we’re adding stuff to the new hospitals that we’re converting.

Also, in the hospital market, they are typically adding more parameters, so that the box growth may not be that great, but there is growth that comes from a more fully featured unit - not as full-featured as EMS, but that also is an advantage. So I think we have the pipeline to do, again, good business in the hospital.

David Zimbalist - Natexis Bleichroeder - Analyst

Okay. Well, that actually gets me to the next question. You talk about your gross margin being up. And I presume your 58 percent is reported not before incorporating Revivant. Are you expecting gross margins in the hospital to rise in sync with what you just said about a rising number of parameters in the hospital? Or are there other pieces that are contributing to this very sharp jump, given that Revivant, from what I understand, is only breakeven at around the run rate you were talking about for 2005?

Rick Packer - Zoll Medical - President, CEO

Okay, we’re not getting a lift off of Revivant. We saw Q4’s gross margins were low because the mix was relatively low. In the quarter, we expect that to bounce back. We’re getting more AED sales as a percent of the total company because they’re growing faster. They have good gross margins. And Ernie talked about some of the cost reduction efforts that we put in place as our volumes have increased, have allowed us to drive down some of our manufacturing costs, which also helps for gross margin.

David Zimbalist - Natexis Bleichroeder - Analyst

Is that something that flows through more significantly in fiscal first quarter than it has in the past few quarters?

Rick Packer - Zoll Medical - President, CEO

I think Ernie talked about a recovery from what we just saw in Q4 in the first quarter, but then building towards 58 as we go through the year.

Ernie Whiton - Zoll Medical - CFO

Yes, I think the year will end up at 58. I think we will be probably slightly under that early, and then maybe slightly over that towards the end.

David Zimbalist - Natexis Bleichroeder - Analyst

Right, but I just - in your underlying cost on an apples-to-apple basis - same product now has lower cost. Are you expecting that some of those changes are flowing through your production process and inventory now in almost all the products now that weren’t two quarters ago, for example?

Rick Packer - Zoll Medical - President, CEO

Yes.

David Zimbalist - Natexis Bleichroeder - Analyst

Okay, so you are seeing that incremental change.

Rick Packer - Zoll Medical - President, CEO

Yes.

David Zimbalist - Natexis Bleichroeder - Analyst

All right. And then also, R&D has been running at significantly above sales growth the last 6, 7 quarters. Could you give us any sense if we should see a reversal of that at some point during fiscal 2005?

Rick Packer - Zoll Medical - President, CEO

Not really beyond what Ernie has already said about expenses.

David Zimbalist - Natexis Bleichroeder - Analyst

Okay. And you guys have an extra week in 2005?

Rick Packer - Zoll Medical - President, CEO

No, we don’t.

David Zimbalist - Natexis Bleichroeder - Analyst

Okay. All right. Thanks.

Rick Packer - Zoll Medical - President, CEO

We’ve been going for an hour, so as respectful of your time - I think there are some more questions, but I think we’ll cut it off here.

I’d like to thank you for your participation. While our recent results haven’t been what we’ve wanted, and certainly, we’re all disappointed by it, I believe we’re poised for a rebound. It will start slowly and accelerate over time.

We know what needs to be done here. It’s all - and we’re focused on doing it. And we certainly appreciate your patience as we get things in place and continue to build this Company.

Thank you again. This concludes our conference call.

Operator

Thank you. That concludes today’s conference. You may disconnect at this time.

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